Investor Relations
Heather Hille
Managing Director, Corporate Affairs
(952) 887-8923, heather.hille@toro.com
Media Relations
Branden Happel
Senior Manager, Public Relations
(952) 887-8930, branden.happel@toro.com
For Immediate Release
The Toro Company Reports Fiscal 2025 Third Quarter Results
Operating Performance Driven By Strength in Professional Segment
•Underground construction and golf and grounds were primary drivers of net sales and profitability for the quarter.
•Third-quarter net sales were $1.13 billion, down 2 percent from the same period in fiscal 2024, with approximately half of this difference due to prior year divestitures of non-core assets.
•Third-quarter reported diluted earnings per share were $0.54, including a non-cash impairment charge of ($0.62) per diluted share, or ($81) million pretax. The impairment reflects the impact of weak homeowner demand and a slower-than-expected market recovery for the Spartan business.
•Third quarter *adjusted diluted earnings per share up 5 percent year-over-year to $1.24, as improved professional segment profits more than offset lower residential segment earnings.
•Deliberate actions to improve efficiency are delivering meaningful cost reductions, with the AMP program on track to deliver run rate savings of at least $100 million by 2027.
•The company continued to drive improvement in free cash flow through the third quarter due to net favorable working capital.
•Full-year fiscal 2025 net sales and earnings per share guidance remain within previously communicated ranges.
BLOOMINGTON, Minn.—(BUSINESS WIRE) — September 4, 2025—The Toro Company (NYSE: TTC), a leading global provider of solutions for the outdoor environment, today reported results for its fiscal third quarter ended August 1, 2025.
“We delivered third quarter adjusted earnings that exceeded our expectations, with our Professional segment achieving 6 percent growth and 250 basis points of margin expansion,” said Richard M. Olson, chairman and chief executive officer. “Strong momentum in underground construction and golf and grounds, coupled with savings from our AMP productivity program, enabled us to exceed adjusted earnings expectations despite headwinds in our Residential segment. Looking ahead, while we are taking a prudent approach, given challenges in Residential, our continued innovation leadership and focus on productivity, position us to further improve profitability and shareholder returns as markets recover.”

OUTLOOK
"We are taking decisive actions to strengthen our resilience and accelerate performance. Our AMP program, delivering $75 million in annualized savings today and targeting at least $100 million by 2027, combined with proactive tariff mitigation and strategic capacity alignment, positions us to deliver earnings growth independent of revenue expansion," concluded Olson.
For fiscal 2025, management expects total company net sales and adjusted diluted earnings per share to both be at the lower end of prior guidance ranges: net sales flat to down 3% and *adjusted diluted earnings per share of about $4.15.
This guidance is based on current visibility, inclusive of anticipated tariff impacts, and reflects:
•a reduction in volume from macro factors that have driven increased homeowner and channel caution,
•continued strong demand and stable supply for our underground construction and golf and grounds businesses, and
•weather patterns aligned with historical averages for the remainder of the year.
THIRD-QUARTER FISCAL 2025 FINANCIAL HIGHLIGHTS

	Reported			Adjusted*
(dollars in millions, except per share data)	F25 Q3	F24 Q3	% Change	F25 Q3	F24 Q3	% Change
Net Sales	$1,131.3	$1,156.9	(2)%	$1,131.3	$1,156.9	(2)%
Net Earnings	$53.5	$119.3	(55)%	$122.5	$123.7	(1)%
Diluted EPS	$0.54	$1.14	(53)%	$1.24	$1.18	5%

THIRD-QUARTER FISCAL 2025 SEGMENT RESULTS
Professional Segment
•Professional segment net sales for the third quarter were $930.8 million, up 5.7% from $880.9 million in the same period last year. The increase was primarily driven by higher shipments of underground construction and golf and grounds products, as well as net price realization, partially offset by prior year divestitures.
•Professional segment earnings for the third quarter were $198.5 million, up from $165.7 million in the same period last year, and when expressed as a percentage of net sales, 21.3%, up from 18.8% in the prior-year period. The increase in profitability was primarily due to productivity improvements, net price realization, net sales leverage, cost savings measures, and lower marketing costs, partially offset by higher material and manufacturing costs.
Residential Segment
•Residential segment net sales for the third quarter were $192.8 million, down 27.9% from $267.5 million in the same period last year. The decrease was primarily driven by lower shipments across the segment due to lower demand from homeowners.
•Residential segment earnings for the third quarter were $3.7 million, down from $32.6 million in the same period last year, and when expressed as a percentage of net sales, 1.9%, down from 12.2% in the prior-year period. The decrease was largely driven by lower net sales volume, higher material and manufacturing costs, inventory valuation adjustments, and higher sales promotions and incentives, partially offset by productivity improvements and cost savings measures.
OPERATING RESULTS
Gross margin and *adjusted gross margin for the third quarter were 33.7% and 34.4%, respectively, down from 34.8% and 35.4%, respectively, in the same prior-year period. The change in gross margin was primarily due to lower net sales volume, higher material and manufacturing costs and inventory valuation adjustments, partially offset by productivity improvements, net price realization, and product mix.
SG&A expense as a percentage of net sales for the third quarter was 20.8%, compared with 22.0% in the prior-year period, primarily driven by cost savings measures and lower marketing costs, partially offset by lower net sales volume.
Operating earnings as a percentage of net sales were 5.7% for the third quarter, compared with 12.8% in the same prior-year period. *Adjusted operating earnings as a percentage of net sales for the third quarter were 13.6%, compared with 13.7% in the same prior-year period.
Interest expense was $15.1 million for the third quarter, up $0.6 million from the same prior-year period. This increase was primarily due to higher average outstanding borrowings, partially offset by lower average interest rates.
The reported effective tax rate for the third quarter was 7.4%, compared with 17.3% in the same prior-year period, primarily due to the impact of the non-cash impairment charge and a more favorable geographic mix of earnings, partially offset by lower tax benefits recorded as excess tax deductions for stock-based compensation. The *adjusted effective tax rate for the third quarter was 17.3% compared with 18.0% in the same prior-year period, primarily due to a more favorable geographic mix of earnings.

*Non-GAAP financial measure. Please refer to the “Use of Non-GAAP Financial Information” for details regarding these measures, as well as the tables provided for a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures.

LIVE CONFERENCE CALL
September 4, 2025 at 10:00a.m. CT
www.thetorocompany.com/invest
The Toro Company will conduct its earnings call and webcast for investors beginning at 10:00a.m. CT on September 4, 2025. The webcast will be available at www.thetorocompany.com/invest. Webcast participants will need to complete a brief registration form and should allocate extra time before the webcast begins to register and, if necessary, install audio software.
About The Toro Company
The Toro Company (NYSE: TTC) is a leading global provider of solutions for the outdoor environment including turf and landscape maintenance, snow and ice management, underground utility construction, rental and specialty construction, and irrigation and outdoor lighting solutions. With net sales of $4.6 billion in fiscal 2024, The Toro Company’s global presence extends to more than 125 countries through a family of brands that includes Toro, Ditch Witch, Exmark, Spartan, BOSS, Ventrac, American Augers, Subsite, HammerHead, Radius, Perrot, Hayter, Unique Lighting Systems, Irritrol, and Lawn-Boy. Through constant innovation and caring relationships built on trust and integrity, The Toro Company and its family of brands have built a legacy of excellence by helping customers work on golf courses, sports fields, construction sites, public green spaces, commercial and residential properties and agricultural operations. For more information, visit www.thetorocompany.com.
Use of Non-GAAP Financial Information
This press release and the related earnings call reference certain non-GAAP financial measures, which are not calculated or presented in accordance with U.S. GAAP, as information supplemental and in addition to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. The non-GAAP financial measures included within this press release and the related earnings call that are utilized as measures of the company’s operating performance consist of gross profit, gross margin, operating earnings, earnings before income taxes, net earnings, diluted EPS, and the effective tax rate, each as adjusted. The non-GAAP financial measures included within this press release and the related earnings call that are utilized as measures of the company’s liquidity consist of free cash flow and free cash flow conversion percentage.
The Toro Company uses these non-GAAP financial measures in making operating decisions and assessing liquidity because it believes these non-GAAP financial measures provide meaningful supplemental information regarding core operational performance and cash flows, as a measure of the company's liquidity, and provide the company with a better understanding of how to allocate resources to both ongoing and prospective business initiatives. Additionally, these non-GAAP financial measures facilitate the company's internal comparisons for both historical operating results and competitors' operating results by factoring out potential differences caused by charges and benefits not related to its regular, ongoing business, including, without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions and dispositions; legal judgments, settlements, or other matters; and tax positions. The company believes that these non-GAAP financial measures, when considered in conjunction with the financial measures prepared in accordance with U.S. GAAP, provide investors with useful supplemental financial information to better understand its core operational performance and cash flows.
Reconciliations of historical non-GAAP financial measures to the most comparable U.S. GAAP financial measures are included in the financial tables contained in this press release. These non-GAAP financial measures, however, should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the U.S. GAAP financial measures included within this press release and the company’s related earnings call. These non-GAAP financial measures may differ from similar measures used by other companies.
The Toro Company does not provide a quantitative reconciliation of the company’s projected range for adjusted diluted EPS for fiscal 2025 to diluted EPS, which is the most directly comparable GAAP measure, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The company’s adjusted diluted EPS guidance for fiscal 2025 excludes certain items that are inherently uncertain and difficult to predict, including certain non-cash, large and/or unpredictable charges and benefits; acquisitions and dispositions; legal judgments, settlements, or other matters; and tax positions. Due to the uncertainty of the amount or timing of these future excluded items, management does not forecast them for internal use and therefore cannot create a quantitative adjusted diluted EPS for fiscal 2025 to diluted EPS reconciliation without unreasonable efforts. A quantitative reconciliation of adjusted diluted EPS for fiscal 2025 to diluted EPS would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between adjusted diluted EPS for fiscal 2025 to diluted EPS will consist of items similar to those described in the financial tables later in this release, including, for example and without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions and dispositions; legal judgments, settlements, or other matters; and tax positions. The timing and amount of any of these excluded items could significantly impact the company’s diluted EPS for a particular period.
Forward-Looking Statements
This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “anticipate,” “believe,” “become,” “can,” “continue,” “could,” “encourage,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “improve,” “intend,” “likely,” “looking ahead,” “may,” “optimistic,” “outlook,” “plan,” “possible,” “potential,” “pro forma,” “project,” “promise,” “pursue,” “should,” “strive,” “target,” “will,” “would,” “seek,” variations of such words or the negative thereof, and similar expressions or future dates. Forward-looking statements involve risks and uncertainties that could cause actual events and results to differ materially from those projected or implied. Forward-looking statements in this release include the company’s fiscal 2025 financial guidance, expectations regarding anticipated tariff impacts, reduction in volume from macro factors that have driven increased homeowner and channel caution, and continued strong demand and stable supply for underground construction and golf and grounds businesses, and other statements made under the "Outlook" section of this release. Particular risks and uncertainties that may affect the company’s operating results or financial position or cause actual events and results to differ materially from those projected or implied include: adverse worldwide economic conditions, including inflationary pressures and higher interest rates; the effect of weather; customer, government and municipal revenue, budget spending levels and cash conservation efforts, including whether the company is taking the right strategic and operational actions to create long-term value for all stakeholders; loss of any substantial customer; inventory adjustments or changes in purchasing patterns by customers; fluctuations in the cost and availability of commodities, components, parts, and accessories, including steel, engines, hydraulics, and resins; the company’s ability to manufacture products to meet demand; disruption at or in proximity to its facilities or in its manufacturing or other operations, or those in its distribution channel customers, mass retailers or home centers where its products are sold, or suppliers; risks associated with acquisitions and dispositions, including a potential future impairment charge associated with the indefinite-lived Spartan trade name intangible assets acquired in the company's Intimidator acquisition; impacts of the company’s AMP initiative and any future restructuring activities or productivity or cost savings initiatives; geopolitical factors and government policies and actions with respect to global trade, tariffs, U.S. trade policy and trade agreements; the effect of natural disasters, social unrest, war and global pandemics; the level of growth or contraction in its key markets; the company’s ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international relations, operations and markets; foreign currency exchange rate fluctuations; financial viability of and/or relationships with the company’s distribution channel partners; management of strategic partnerships, key customer relationships, alliances or joint ventures, including Red Iron Acceptance, LLC; impact of laws, regulations and standards, consumer product safety, accounting, taxation, trade, tariffs and/or antidumping and countervailing duties petitions, healthcare, and environmental, health and safety matters; unforeseen product quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; impact of increased scrutiny on its sustainability practices; and other risks and uncertainties described in the company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.
(Financial tables follow)

THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings (Unaudited)
(Dollars and shares in millions, except per-share data)

	Three Months Ended		Nine Months Ended
	August 1, 2025	August 2, 2024	August 1, 2025	August 2, 2024
Net sales	$1,131.3	$1,156.9	$3,444.2	$3,507.8
Cost of sales	749.5	754.1	2,290.1	2,307.5
Gross profit	381.8	402.8	1,154.1	1,200.3
Gross margin	33.7%	34.8%	33.5%	34.2%
Selling, general and administrative expense	235.9	254.7	755.6	776.0
Non-cash impairment charge	81.1	—	81.1	—
Operating earnings	64.8	148.1	317.4	424.3
Interest expense	(15.1)	(14.5)	(45.9)	(47.4)
Other income, net	8.1	10.6	21.1	26.6
Earnings before income taxes	57.8	144.2	292.6	403.5
Income tax provision	4.3	24.9	49.5	74.5
Net earnings	$53.5	$119.3	$243.1	$329.0

Basic net earnings per share of common stock	$0.54	$1.15	$2.43	$3.16

Diluted net earnings per share of common stock	$0.54	$1.14	$2.42	$3.14

Weighted-average number of shares of common stock outstanding — Basic	98.8	104.0	100.0	104.2

Weighted-average number of shares of common stock outstanding — Diluted	99.0	104.5	100.3	104.8

Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
Segment net sales	August 1, 2025	August 2, 2024	August 1, 2025	August 2, 2024
Professional	$930.8	$880.9	$2,713.7	$2,643.0
Residential	192.8	267.5	711.2	843.2
Other	7.7	8.5	19.3	21.6
Total net sales*	$1,131.3	$1,156.9	$3,444.2	$3,507.8

*Includes international net sales of:	$199.2	$218.2	$666.2	$691.4

	Three Months Ended		Nine Months Ended
Segment earnings (loss) before income taxes	August 1, 2025	August 2, 2024	August 1, 2025	August 2, 2024
Professional	$198.5	$165.7	$527.8	$469.2
Residential	3.7	32.6	37.0	92.2
Other	(144.4)	(54.1)	(272.2)	(157.9)
Total segment earnings before income taxes	$57.8	$144.2	$292.6	$403.5

THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in millions)

	August 1, 2025	August 2, 2024	October 31, 2024
ASSETS
Cash and cash equivalents	$201.0	$221.1	$199.5
Receivables, net	472.7	532.3	459.7
Inventories, net	1,036.2	1,082.0	1,038.9
Prepaid expenses and other current assets	84.2	78.5	66.8
Total current assets	1,794.1	1,913.9	1,764.9

Property, plant, and equipment, net	629.1	635.7	644.8
Goodwill	450.8	450.2	450.3
Other intangible assets, net	398.6	512.4	498.7
Right-of-use assets	105.6	113.2	114.5
Investment in finance affiliate	41.3	46.4	49.2
Deferred income taxes	85.6	38.3	45.0
Other assets	14.7	21.3	15.4
Total assets	$3,519.8	$3,731.4	$3,582.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$20.0	$25.3	$10.0
Accounts payable	385.0	437.8	452.7
Accrued liabilities	534.3	501.6	493.0
Short-term lease liabilities	16.6	19.7	20.3
Total current liabilities	955.9	984.4	976.0

Long-term debt, less current portion	1,012.2	966.6	911.8
Long-term lease liabilities	92.8	99.1	99.1
Deferred income taxes	0.6	0.4	0.5
Other long-term liabilities	47.2	44.5	43.5

Stockholders’ equity:
Preferred stock	—	—	—
Common stock	97.9	103.1	101.5
Retained earnings	1,350.7	1,576.2	1,496.4
Accumulated other comprehensive loss	(37.5)	(42.9)	(46.0)
Total stockholders’ equity	1,411.1	1,636.4	1,551.9
Total liabilities and stockholders’ equity	$3,519.8	$3,731.4	$3,582.8

THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Dollars in millions)

	Nine Months Ended
	August 1, 2025	August 2, 2024
Cash flows from operating activities:
Net earnings	$243.1	$329.0
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash income from finance affiliate	(14.6)	(15.8)
Distributions from finance affiliate, net	22.5	20.0
Depreciation of property, plant, and equipment	72.6	65.5
Amortization of other intangible assets	23.2	26.3
Stock-based compensation expense	15.3	19.5
Non-cash impairment charge	81.1	—
Other	2.5	0.1
Changes in operating assets and liabilities, net of the effect of acquisitions:
Receivables, net	(11.9)	(123.5)
Inventories, net	(6.4)	(1.9)
Other assets	(31.1)	9.6
Accounts payable	(69.9)	5.1
Other liabilities	22.5	(4.1)
Net cash provided by operating activities	348.9	329.8

Cash flows from investing activities:
Purchases of property, plant, and equipment	(57.0)	(63.6)
Proceeds from sales of property, plant, and equipment	0.8	0.2
Proceeds from insurance claim	—	4.3
Acquisitions, net of cash received	(4.2)	(0.8)
Divestitures	9.7	16.5
Net cash used in investing activities	(50.7)	(43.4)

Cash flows from financing activities:
Borrowings under debt arrangements[1]	840.0	355.0
Repayments under debt arrangements[1]	(730.0)	(395.0)
Proceeds from exercise of stock options	1.8	8.6
Payments of withholding taxes for stock awards	(3.0)	(3.9)
Common stock repurchases	(290.0)	(109.2)
Dividends paid on common stock	(113.8)	(112.6)
Other	(3.1)	(3.4)
Net cash used in financing activities	(298.1)	(260.5)

Effect of exchange rates on cash and cash equivalents	1.4	2.1

Net increase in cash and cash equivalents	1.5	28.0
Cash and cash equivalents as of the beginning of the fiscal period	199.5	193.1
Cash and cash equivalents as of the end of the fiscal period	$201.0	$221.1
1    Presentation of prior year revolving credit facility and long-term debt activity has been conformed to the current year presentation. There was no change to net cash used in financing activities.

THE TORO COMPANY AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(Dollars in millions, except per-share data)
The following table provides a reconciliation of the non-GAAP financial performance measures used in this press release and our related earnings call to the most directly comparable measures calculated and reported in accordance with U.S. GAAP for the three and nine month periods ended August 1, 2025 and August 2, 2024:

	Three Months Ended		Nine Months Ended
	August 1, 2025	August 2, 2024	August 1, 2025	August 2, 2024
Gross profit	$381.8	$402.8	$1,154.1	$1,200.3
Productivity initiative[1]	7.2	6.9	14.7	6.9
Adjusted gross profit	$389.0	$409.7	$1,168.8	$1,207.2

Gross margin	33.7%	34.8%	33.5%	34.2%
Productivity initiative[1]	0.7%	0.6%	0.4%	0.2%
Adjusted gross margin	34.4%	35.4%	33.9%	34.4%

Operating earnings	$64.8	$148.1	$317.4	$424.3
Productivity initiative[1]	8.1	10.9	29.9	19.2
Non-cash impairment charge[2]	81.1	—	81.1	—
Adjusted operating earnings	$154.0	$159.0	$428.4	$443.5

Operating earnings margin	5.7%	12.8%	9.2%	12.1%
Productivity initiative[1]	0.7%	0.9%	0.9%	0.5%
Non-cash impairment charge[2]	7.2%	—%	2.3%	—%
Adjusted operating earnings margin	13.6%	13.7%	12.4%	12.6%

Earnings before income taxes	$57.8	$144.2	$292.6	$403.5
Productivity initiative[1]	9.2	6.6	31.4	14.9
Non-cash impairment charge[2]	81.1	—	81.1	—
Adjusted earnings before income taxes	$148.1	$150.8	$405.1	$418.4

Income tax provision	$4.3	$24.9	$49.5	$74.5
Productivity initiative[1]	1.5	1.2	5.7	2.9
Non-cash impairment charge[2]	19.7	—	19.7	—
Tax impact of share-based compensation[3]	0.1	1.0	—	3.5
Adjusted income tax provision	$25.6	$27.1	$74.9	$80.9

Net earnings	$53.5	$119.3	$243.1	$329.0
Productivity initiative, net of tax[1]	7.7	5.4	25.7	12.0
Non-cash impairment charge, net of tax[2]	61.4	—	61.4	—
Tax impact of share-based compensation[3]	(0.1)	(1.0)	—	(3.5)
Adjusted net earnings	$122.5	$123.7	$330.2	$337.5

Net earnings per diluted share	$0.54	$1.14	$2.42	$3.14
Productivity initiative, net of tax[1]	0.08	0.05	0.26	0.11
Non-cash impairment charge, net of tax[2]	0.62	—	0.61	—
Tax impact of share-based compensation[3]	—	(0.01)	—	(0.03)
Adjusted net earnings per diluted share	$1.24	$1.18	$3.29	$3.22

Effective tax rate	7.4%	17.3%	16.9%	18.5%
Non-cash impairment charge[2]	9.7%	—%	1.6%	—%
Tax impact of share-based compensation[3]	0.2%	0.7%	—%	0.8%
Adjusted effective tax rate	17.3%	18.0%	18.5%	19.3%

1    In the first quarter of fiscal 2024, the company launched the "Amplifying Maximum Productivity" or AMP initiative. The company considered the nature, frequency, and scale of this initiative compared to prior productivity initiatives when determining that the expenses associated with AMP, unlike prior productivity initiatives, are not common, normal, recurring operating expenses and are not representative of the company's ongoing business operations. Productivity initiative charges for the three and nine month periods ended August 1, 2025 and August 2, 2024 primarily represent severance and termination benefits, facility exit costs, compensation for fully-dedicated AMP personnel, third-party consulting costs, and product-line exit costs.
2    At the end of the third quarter of fiscal 2025, the company recorded a non-cash impairment charge within Other activities related to the Spartan Trade Name.
3    The accounting standards codification guidance governing employee stock-based compensation requires that any excess or deficient tax deduction for stock-based compensation be immediately recorded within income tax expense. Employee stock-based compensation activity, including the exercise of stock options, can be unpredictable and can significantly impact our net earnings, net earnings per diluted share, and effective tax rate. These amounts represent the discrete tax benefits recorded as excess tax deductions for stock-based compensation during the three and nine month periods ended August 1, 2025 and August 2, 2024.
Reconciliation of Non-GAAP Liquidity Measures
The company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment, net of proceeds from insurance claim. Free cash flow conversion percentage represents free cash flow as a percentage of net earnings, excluding the non-cash impairment charge. The company considers free cash flow and free cash flow conversion percentage to be non-GAAP liquidity measures that provide useful information to management and investors about the company's ability to convert net earnings into cash resources that can be used to pursue opportunities to enhance shareholder value, fund ongoing and prospective business initiatives, and strengthen the company's Consolidated Balance Sheets, after reinvesting in necessary capital expenditures required to maintain and grow the company's business. The following table provides a reconciliation of non-GAAP free cash flow and free cash flow conversion percentage to net cash provided by operating activities, which is the most directly comparable financial measure calculated and reported in accordance with U.S. GAAP, for the nine month periods ended August 1, 2025 and August 2, 2024:

	Nine Months Ended
(Dollars in millions)	August 1, 2025	August 2, 2024
Net cash provided by operating activities	$348.9	$329.8
Less: Purchases of property, plant and equipment, net of proceeds from insurance claim	57.0	59.3
Free cash flow	$291.9	$270.5
Net earnings, excluding the non-cash impairment charge	$324.2	$329.0
Free cash flow conversion percentage	90.0%	82.2%
###